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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 90,000 shares of common stock of Arrow Electronics, Inc., issuable pursuant to the Arrow Electronics, Inc. Wyle Electronics EPU Replacement Program, of our report dated February 16, 2000, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


New York, New York
December 27, 2000